UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

SVI MEDIA, INC.
(Formerly Oxford Media, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	000-51125 (Commission File Number)	20-3270909 (I.R.S. Employer Identification Number)

1520 W. Altorfer Drive
Peoria, Illinois 61615-1529
(Address of principal executive offices) (Zip Code)

(800) 255-1143
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On December 7, 2007, SVI Media, Inc. and its wholly owned subsidiary, OxfordSVI, Inc., filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of Illinois seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (case numbers 07-82762 and 07-82763).  The Court has jurisdiction over this proceeding as of the date of the filing of the petitions. The Company will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 7, 2007, Andrew Reckles, Joshua Thomas and Alan Benaim resigned as directors of SVI Media, Inc.

Also on December 7, 2007, Troy A. Behnke was appointed Executive Vice President of SVI Media, Inc.  Mr. Behnke also currently serves as Executive Vice President of OxfordSVI, Inc., a position he has held since 2006.  From 2000 to 2006, Mr. Behnke served as Executive Vice President for SVI Systems, Inc.  Mr. Behnke holds a Bachelor of Business Administration degree in Accounting from Illinois State University and is also a Certified Public Accountant.  Mr. Behnke has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVI MEDIA, INC.
(Registrant)

/s/ TROY A. BEHNKE
Troy A. Behnke
Executive Vice President

DATE: December 10, 2007